UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2011

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Explanatory Note

On May 20, 2011, Cytokinetics, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") reporting the voting results from its 2011 Annual Meeting of Stockholders that was held on May 18, 2011. The sole purpose of this Form 8-K/A is to disclose the Company’s Board of Directors’ decision regarding how frequently the Company will conduct future non-binding stockholder advisory votes on the compensation of its named executive officers ("NEOs"). No other changes have been made to the Original 8-K.

As reported in the Original 8-K, at the Company’s 2011 Annual Meeting of Stockholders, the Company’s stockholders approved, on an advisory basis, that future advisory votes on the compensation of the NEOs should be held triennially (i.e., every three years). After considering the preference of the Company’s stockholders and other relevant factors, on September 9, 2011, the Board of Directors determined that the Company will hold a non-binding, advisory vote on the Company’s compensation of its NEOs on a triennial basis until the next advisory vote is submitted to stockholders regarding the frequency of such advisory votes on NEO compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

September 9, 2011	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer